Exhibit 3.3

CERTIFICATE OF INCORPORATION
OF
LONG BEACH ACCEPTANCE RECEIVABLES CORP. II

Article I.    Name.  The name of the Corporation is Long Beach Acceptance Receivables Corp. II (the “Corporation”).

Article II.   Registered Office.  The address of the Corporation’s registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B in the City of Dover, County of Kent. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

Article III.   Purpose.  The nature of the business to be conducted or promoted by the Corporation is to engage exclusively in the following business and financial activities:

(a)    to acquire, own, hold, sell, transfer, pledge, finance, refinance or otherwise deal with motor vehicle retail installment sale contracts or other loans secured by new or used motor vehicles (“Receivables”) and the collateral securing Receivables, including, without limitation, security interests in the motor vehicles financed thereby, proceeds from claims on insurance policies related thereto, and any proceeds or further rights associated with any of the foregoing;

(b)    to act as settlor or depositor of trusts formed under a trust agreement, pooling and servicing agreement or other agreement to issue one or more series (any of which series may be issued in one or more classes) of trust certificates (“Certificates”) representing interests in Receivables and/or to other property related to Receivables and/or issue pursuant to an indenture or other agreement one or more series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness (“Debt Obligations”) collateralized by Receivables and/or other property related to Receivables and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of Certificates and/or Debt Obligations (collectively, “Securities”);

(c)    to hold, pledge, transfer or otherwise deal with Securities;

(d)    to acquire, hold, invest, pledge and transfer amounts received in connection with a transaction described in clauses (a) through (c) above;

(e)    to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in clauses (a) through (d) above.

Article IV.   Duration.  The corporation is to have perpetual existence.

Article V.    Number of Shares.  The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, par value of $0.01 per share.

Article VI.   Repurchase of Shares.  The Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding stock at such price and upon such terms as may be agreed upon between the Corporation and the selling stockholder or stockholders.

Article VII.   Number of Directors; Initial Directors.  The number of directors of the Corporation will not be less than three nor more than seven. The exact number of directors is fixed in the Bylaws. The number of directors constituting the initial Board of Directors is five.

Article VIII.   Independent Directors.  At all times at least two directors of the Corporation shall be independent Directors.

“Independent Director” shall mean a director of the Corporation (a) who shall at no time be, or have been, a director, officer, stockholder, associate, customer or supplier of, be employed by, or hold or held at any time (directly or indirectly) any beneficial economic interest in the Corporation or any Affiliate thereof (excluding such director’s position as a director and any compensation received by such director in such capacity), and (b) who shall at no time be, or have been, a director, officer, stockholder, associate, customer or supplier of, employed by, or hold or held at any time (directly or indirectly) any beneficial economic interest in any person holding (directly or indirectly) a beneficial economic interest in the Corporation or any Affiliate thereof. “Affiliate” shall mean any entity other than the Corporation (i) which owns beneficially, directly or indirectly, 5% or more off the outstanding shares of Common Stock of the Corporation, or (ii) of which 5% or more of the outstanding shares of its Common Stock is owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above, as the term “control” is defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405.

Article IX.   Directors’ Powers.  With the consent in writing of the Independent Director or the Independent Directors, as the case may be (as that term is defined in Article VIII), the directors shall have power to make and to alter or amend the Bylaws and to fix the amount to be reserved as working capital, provided that any such addition, alteration or amendment to the Bylaws shall not in any manner impair, or impair the intent of, Article III, Article VIII, this Article IX, Article XIII, Article XV, Article XVI or Article XVII hereof.

With the consent in writing of each of the Independent Directors required by Article VIII, and pursuant to a vote of the holders of all of the capital stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of this Corporation.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

Article X.    Written Action by Directors.  An action required or permitted to be taken at a meeting of the Board of Directors of the Corporation may be taken by written actions, signed, or counterparts of a written action signed, in the aggregate by all of the directors.

Article XI.    Reliance on Books and Records, Etc.  A director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Article XII.    Liability of Directors.  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article XII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article XIII.    Internal Affairs.  The Corporation will conduct its affairs in accordance with the following provisions:

(a)    the Corporation will establish an office through which its business will be conducted, which office will be functionally separate and apart from any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent;

(b)    the Corporation will maintain separate bank accounts, corporate records and books of account from those of any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent;

(c)    the Corporation’s funds and other assets will be identifiable and will not be commingled with those of any direct or ultimate parent of the corporation or any subsidiary or affiliate of any such parent;

(d)    the Corporation’s Board of Directors will hold regular meetings, not less frequently than once every calendar year, to review the actions of the officers of the Corporation and to authorize and approve (i) all transactions outside the ordinary course of the Corporation’s business that are incidental, necessary, suitable or convenient for the accomplishment of the purposes set forth in Article III, and (ii) such other transactions, agreements and actions of the Corporation as the Board of Directors deems appropriate in connection with its review and supervision of the Corporation’s actions; and

(e)    the Corporation will pay from its own funds and assets all obligations and indebtedness incurred by it.

Article XIV.   Meeting of Stockholders. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by ballot unless and except to the extent that the Bylaws so provide. The books of the Corporation may be kept (subject to any provisions contained in any applicable statute) outside the State of Delaware at such place or places as may be designate from to time by the board of directors or in the Bylaws of the Corporation.

Article XV.   Limitations on Actions. Notwithstanding any other provision of the Certificate of Incorporation, Bylaws or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without (i) the affirmative vote of 100% of the members of the Board of Directors of the Corporation, including the affirmative vote of the independent Directors required by Article VIII, (ii) the affirmative vote of stockholders at least two-thirds (2/3) of the total number of outstanding shares of Common Stock of the Corporation, and (iii) as permitted by Sections 102(b)(1) and 221 of the General Corporation Law of the State of Delaware:

(a)    make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation;

(b)    amend, alter, change or repeal any of the following articles of this Certificate of Incorporation: Article III, Article VIII, Article IX, Aticle XIII, this Article XV, Article XVI or Article XVII; or

(c)    (i) engage in any business or activity other than as authorized by Article III hereof, (ii) dissolve or liquidate, in whole or in part or (iii) consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, or permit any entity to merge into it or convey, transfer or lease its properties and assets substantially as an entirety to it.

If there shall not be two Independent Directors required by Article VIII of this Certificate of Incorporation then in office and acting, a vote upon any matter set forth in this Article XV shall not be taken unless and until two Independent Directors meetings the requirements of Article VII of this Certificate of Incorporation shall have been appointed and qualified.

Article XVI.    Restrictions on Issuance of Debt. the Corporation shall not issue, assume or guarantee any debt securities unless (i) such debt securities are acceptable to the rating agencies that have rated any outstanding Securities and such issuance, assumption or guarantee will not result in the downgrade or withdrawal of the rating then assigned to any outstanding Securities then rated by such rating agencies and (ii) the issuance, assumption or guarantee of such debt securities are approved by the affirmative vote of 100% of the the members of the Board of Directors of the Corporation, including the affirmative vote of the Independent Directors required by Article VIII; provided that, if there shall not be two Independent Directors required by Article VIII then in office and acting, a vote on such matter shall not be taken unless and until two Independent Directors meeting the requirement of Article VIII shall have been appointed and qualified and shall have participated in the vote on such matter.

Article XVII.   Amendment Alteration or Repeal.  The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation which is not specified in clause (b) of Article XV in the manner now or hereafter prescribed by statue, and all rights of stockholders hrein are subject to this reservation, provided, that any such amendment, alteration or repeal of any provision contained in this Certificate of Incorporation shall not in any manner impair, nor impair the intent of, Article III, Article VIII, Article IX, Article XIII, Article XV, Article XVI, or this Article XVII.

Article XVIII   Incorporator.  The name and mailing address of the Incorporator of the Corporation is:

George S. Ginsberg
c/o Long Beach Acceptance Corp.
One Mack Centre Drive
Paramus, NJ 07652

I, the undersigned, as incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, as amended, do make this certificate, hereby declaring and certifying that this is my act and deed that the facts herein stated are true and that I have accordingly hereunto signed my signature the 10th day of February, 2003.

/s/ George S. Ginsberg
George S. Ginsberg, Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LONG BEACH ACCEPTANCE RECEIVABLES CORP. II

Long Beach Acceptance Receivables Corp. II, a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. Article VIII of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“Article VIII. Independent Directors. At all times at least two directors of the Corporation shall be Independent Directors.

“Independent Director” shall mean a director of the Corporation (a) who shall at no time be, or have been, a director, officer, stockholder, associate, customer or supplier of, be employed by, or hold or held at any time (directly or indirectly) any beneficial economic interest in the Corporation or any Affiliate thereof (excluding such director’s position as a director and any compensation received by such director in such capacity), and (b) who shall at no time be, or have been, a director, officer, stockholder, associate, customer or supplier of, employed by, or hold or held at any time (directly or indirectly) any beneficial economic interest in any person holding (directly or indirectly) a beneficial economic interest in the Corporation or any Affiliate thereof. “Affiliate” shall mean any entity other than the Corporation (i) which owns beneficially, directly or indirectly, 5% or more of the outstanding shares of Common Stock of the Corporation, or (ii) of which 5% or more of the outstanding shares of its Common Stock is owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above, as the term “control” is defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405; provided, however, that for purposes of the definition of Independent Director, an Affiliate shall not include any special purpose subsidiary of Long Beach Acceptance Corp. or any of its affiliates, whether now existing or hereafter formed, whose certificate of incorporation contains substantially similar restrictions or requirements as included in Articles III, VIII, XIII, XV, and XVI of the Corporation’s certificate of incorporation .

2. The amendment set forth has been duly approved by the Directors of the Corporation and by the Stockholders of the corporation.

3. The amendment set forth was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The foregoing amendment of Certificate of Incorporation has been duly approved by the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation law.

IN WITNESS WHEREOF, I, the undersigned being the Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts stated are true, and accordingly have hereunder set my hand, as of this 17th day of May, 2004

/s/ George S. Ginsberg
George S. Ginsberg, Secretary